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                                                                   EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (no. 33-85558; No. 333-57379) of CITATION Computer Systems, Inc. of our report dated May 11, 1998, except for Note 20 which is as of June 24, 1998, which appears on page 27 of the Financial Information Insert to the 1998 Annual Report to Shareholders of CITATION Computer Systems, Inc., which is incorporated by reference in this Annual Report on Form 10-KSB/A for the year ended March 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in
Exhibit 23(b) to this Form 10-KSB/A.


PricewaterhouseCoopers LLP

St. Louis, Missouri
July 27, 1998